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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2005
CAPITAL MINERAL INVESTORS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-105556 (Commission File Number)	25-1901892 (IRS Employer Identification No.)
9217 Pavilion Place, Mission, BC, Canada		V2V 6X6
Registrant's telephone number, including area code: (604) 826-5520
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.

We have completed on May 3, 2005 a private placement by issuing 1.4 million shares of common stock to 12 subscribers at an offering price of $0.10 per share for gross offering proceeds of $140,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. There were no underwriting discounts nor commissions in this private placement. None of the subscribers were US persons as that term is defined in Regulation S. No director selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing . We are subject to Category 3 or Rule 903 of Regulation S and accordingly, we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S. A legend has been placed on all the share certificates and offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933 or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that a hedging transaction involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
3(i)	Articles of Incorporation
3(ii)*	Bylaws
4*	Instruments defined the rights of the Securityholders
99*	Sample of Subscription Agreement

* Filed as an Exhibit to the Company's Registration Statement on Form SB-2 dated May 23, 2003 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     May 3, 2005

(Signature)	Capital Mineral Investors, Inc. By:/s/ "Jerry Dibble" Jerry Dibble President and a Director